Exhibit 5.1

February 28, 2025
Globalstar, Inc.
1351 Holiday Square Blvd.
Covington, Louisiana 70433
Ladies and Gentlemen:
We have acted as counsel to Globalstar, Inc., a Delaware corporation (the “Registrant”), in connection with the Registrant’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “Commission”) with respect to registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate 2,528,496 additional shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), to be issued under the Third Amended and Restated Globalstar, Inc. 2006 Equity Incentive Plan (the “Plan”).
We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.
Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued by the Registrant pursuant to the Plan after the filing of the Registration Statement are validly authorized shares of Common Stock and, when issued in accordance with the terms described in the Plan, will be legally issued, fully paid, and non-assessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
Sincerely,

/s/ JONES WALKER LLP
JONES WALKER LLP

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